SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         DATE OF REPORT: MARCH 11, 1998
                         ------------------------------



                          AMERICAN BINGO & GAMING CORP.
                          -----------------------------
        (Exact name of small business issuer as specified in its charter)


              DELAWARE                                              1-13530
              --------                                              -------
74-2723809
     -----
(State  or  other  jurisdiction  of                              Commission
(I.R.S.  Employer
incorporation  or  organization)                              File  Number
Identification  No.)


            515 CONGRESS AVENUE, SUITE 1200,  AUSTIN, TEXAS     78701
            -----------------------------------------------     -----
                    (Address of principal executive offices)

                                 (512) 472-2041
                                 --------------
                         (Registrant's telephone number)

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ITEM  4.  CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT
-----------------------------------------------------------

On January 28, 1998, the Company reported on Form 8-K that it had dismissed King, Griffin & Adamson, P.C. (KGA) of Dallas as its principal accountant. The Company also reported at this time that it intended to hire BDO Seidman, LLP
(BDO) to replace (KGA), pending final acceptance procedures. The Company was subsequently unable to reach a final agreement with BDO and thus did not enter into an audit engagement with them. As a result, on March 6, 1998 the Company signed an engagement letter re-appointing (KGA) as its principal auditor.


ITEM  5.  OTHER  EVENTS
-----------------------

On December 19, 1997, the Company reported on Form 8-K that the Attorney General of South Carolina had joined a civil suit testing the legality of video gaming under South Carolina law. The Company also noted the possibility of future legislative action to abolish the video gaming industry in South Carolina. The Company stated that the abolition of this industry would have a substantial, detrimental and material impact on the Company. Subsequent to this report, the Governor of South Carolina publicly indicated his desire to abolish this industry.

In February of 1998 the South Carolina House of Representatives passed a bill that would abolish video gaming in June of 1999. This abolition bill has now gone to the South Carolina Senate for consideration. Two senators, including the Senate Majority Leader, have publicly declared their intention to filibuster any bill in the Senate that would abolish video gaming. It is likely that a filibuster will start within the next few weeks. A two-thirds vote of the Senate is required to end a filibuster and bring a bill to a vote.

The Company believes that there are currently insufficient votes in the South Carolina Senate to over-ride a filibuster to bring this bill to a vote. However, there can be no assurance of the success of a filibuster, if one occurs. If a filibuster were ended by vote of Senators, it is possible that a bill to abolish video gaming would then pass.

Video gaming in South Carolina is a $2 billion annual industry that generates substantial tax revenues for the state. Based on current poll results and previous referendums, the Company believes that video gaming is supported by a majority of voters in the state. The Company also believes that this issue may not be finally resolved until June 4, 1998 when the South Carolina legislature adjourns. If the South Carolina House and Senate cannot reach agreement on a bill regarding video gaming regulation, it is possible they may decide to put the issue to a referendum vote in November of 1998. Based on prior referendum results, the Company believes the chances for maintaining the legality of the industry are improved if this issue goes to a referendum, although there can be no assurance of this result.

The Company currently derives approximately 70% of its revenues from its 700+ video gaming machines in South Carolina. Thus, if video gaming were abolished in South Carolina, it would have a materially adverse effect on the Company. If the bill passed in the House were enacted in its present form, management would likely continue to operate its gaming business there through June of 1999, with little additional investment and minimized operational costs there in order to maximize profits during the year-plus phase-out period. Management would develop and execute a transition strategy during this phase-out period to relocate its machines to another gaming market or arrange a sale of the machines. However, there can be no assurance of the success of any transition strategy or the avoidance of a significant write-off of assets from the abolition of video gaming in South Carolina. Management plans to continue to diversify the Company's business into other gaming markets regardless of the outcome of this issue.


                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMERICAN  BINGO  &  GAMING  CORP.
                              (Registrant)


March  11,  1998                                        By:  /s/  John  Orton
                                                        ---------------------
                         John  Orton,  Principal  Financial  Officer